Exhibit 99.1

@ROAD REPORTS THIRD QUARTER RESULTS

Quarterly Revenues Up 8 Percent Sequentially;

Significant Customer Wins Announced During Quarter

FREMONT, Calif. – October 26, 2006 - @Road, Inc. (Nasdaq: ARDI), a global provider of next-generation solutions for Mobile Resource Management (MRM), today announced its results for the quarter ended September 30, 2006.

Total revenues for the third quarter of 2006 were $25.2 million, an 8% sequential growth compared to $23.2 million for the second quarter of 2006. Hosted revenues for the third quarter of 2006 were $21.2 million, and licensed revenues for the third quarter of 2006 were $4.0 million. Net loss attributable to common stockholders for the third quarter of 2006 was $3.6 million, or $0.06 per diluted share.

For the nine months ended September 30, 2006, total revenues were $73.1 million, an 11% increase compared to $65.6 million for the same period in 2005. Hosted revenues for the nine months ended September 30, 2006 were $61.8 million, and licensed revenues for the same nine months were $11.3 million. Net loss attributable to common stockholders for the first nine months of 2006 was $10.1 million, or $0.16 per diluted share.

“@Road’s revenue for the third quarter of 2006 was above our target as we continued to monetize our sales orders. We are pleased that the momentum we saw during the first half of the year in sales orders continued into the third quarter,” said Krish Panu, president and CEO of @Road. “We have expanded our market footprint during the quarter as we are now offering our solutions in the UK and in Australia, as well as in North America. We also intend to leverage sales alliances which have the potential to help accelerate adoption of MRM solutions.”

Non-GAAP earnings before tax for the third quarter of 2006 was $2.1 million, or $0.03 per diluted share. Non-GAAP earnings before tax is calculated by adjusting GAAP net loss attributable to common stockholders for the impacts of stock-based compensation of $1.0 million, intangibles amortization expense of $1.0 million, an expense for the change in the value of the derivative instrument liability of $3.0 million, a benefit from income taxes of $0.2 million, and depreciation expense of $0.8 million.

Non-GAAP earnings before tax for the first nine months of 2006 was $1.6 million, or $0.03 per diluted share. Non-GAAP earnings before tax is calculated by adjusting GAAP net loss attributable to common stockholders for the impacts of stock-based compensation of $3.2 million, intangibles amortization expense of $3.0 million, an expense for the change in the value of the derivative instrument liability of $4.0 million, a benefit from income taxes of $0.9 million, and depreciation expense of $2.4 million.

A reconciliation of non-GAAP financial measures used in this press release to the GAAP financial measures and presentation of the most directly comparable GAAP financial measures can be found in the Reconciliation of GAAP to Non-GAAP Financial Measures, included below in this press release.

Year to Date Highlights

New Customers

•                  Announced that Telstra, one of Australia’s leading telecommunications and information services companies, has selected the @Road® GeoManager(SM) solution for Field Force Management for deployment to up to approximately 7,060 Telstra field technicians.

•                  Announced that Mitsubishi Caterpillar Forklift America Inc. (“MCFA”), a producer of quality forklifts, has selected @Road as its preferred MRM solutions provider. With a service delivery organization of more than 5,000 mobile resources, Houston-based MCFA intends to promote @Road MRM solutions throughout its North American network of approximately 150 dealers. MCFA provides complete sales and product support for its full line of Mitsubishi forklift trucks and Cat® lift trucks.

•                  Announced that E.ON UK has selected @Road as a preferred supplier. E.ON UK and @Road have executed a written agreement to govern E.ON UK’s deployment of the @Road Taskforce(TM) Field Service Management solution to optimize the service delivery of approximately 1,300 field engineers. E.ON UK, part of the E.ON Group, is one of the UK’s largest integrated power and gas companies, generating and distributing electricity, and retailing electricity and gas.

•                  Announced that BellSouth Corporation has selected @Road MRM solutions designed to optimize the work of up to 17,000 BellSouth field technicians operating within its nine-state service area.

•                  Announced that Performance Transportation Services, Inc., one of largest transporters of new automobiles, sport-utility vehicles and light trucks in North America, has selected @Road as its MRM solutions provider for up to 1,544 commercial carrier drivers.

•                  Announced that British Gas, a Centrica company, completed the deployment of the @Road Taskforce solution to help optimize the service delivery of approximately 6,500 field engineers.

•                  Announced that The ServiceMaster Company has selected @Road as its supplier of MRM solutions with an initial deployment in ServiceMaster’s Terminix business unit. The @Road MRM solution is designed to provide Terminix branch managers with greater location intelligence, manageability and visibility into the work of up to approximately 6,000 field personnel.

New Services

•                                          Announced the general availability in the United Kingdom of the flagship @Road GeoManager MRM solution for Field Force Management.

•                                          Introduced @Road Dynamic Capacity Management (DCM) Suite. DCM is a capacity management solution designed to optimize field service planning, capacity control and appointment management by using intelligent automation that can continually synchronize available resources in line with ever-changing customer needs and preferences. DCM builds on existing @Road capabilities for Field Service Management and is available to both new and current customers.

•                                          Introduced AppSmart™, a next-generation MRM solution platform designed to enable businesses to deliver integrated field service applications with advanced location intelligence, mobile device independence and a higher level of business performance on demand. AppSmart is built upon an existing @Road product and technology portfolio and extends the @Road vision for an on-demand application platform designed to serve the needs of medium-sized businesses as well as the complex field service delivery requirements of large enterprises.

Intellectual Property

•                                          Announced the issuance of two recently awarded patents by the U.S. Patent and Trademark Office, bringing @Road’s patent portfolio to twenty-two issued patents. @Road has additional patents and patents pending in jurisdictions throughout the world.

Alliances

•                                          Announced that CAL-Logistics of North Wales has signed a reseller agreement to offer @Road’s flagship GeoManager MRM solution for Field Force Management in the UK.

•                                          Announced that Telstra and @Road have signed an agreement under which Telstra is to resell @Road GeoManager in Australia.

•                                          Announced that @Road has entered into a reseller agreement with Vodafone UK. Under the terms of the agreement, @Road will resell Vodafone wireless data services bundled with the @Road GeoManager Field Force Management solution in the UK.

•                                          Announced a strategic agreement with Eaton Corporation’s Vehicle Solutions Business Unit. Under the terms of the agreement, @Road and Eaton are to cooperate on the development of a comprehensive Field Asset Management (FAM) solution as well as co-marketing and distribution initiatives in the global commercial vehicle market.

•                                          Entered into an agreement with LogicaCMG that enables LogicaCMG to integrate, market and resell the @Road Taskforce Field Service Management software to North American utilities as part of LogicaCMG’s Asset and Resource Management (ARM) product suite.

Awards

•                                          Received ISO (International Organization for Standardization) 9001:2000 recertification for operations in the UK and India from Lloyd’s Register Quality Assurance, an independent international certification body and a member of the Lloyd’s Register Group providing verification and assessment services.

•                                          The @Road MRM Technology Demo Van was selected as a winner of the Wireless Emerging Technologies Award at CTIA WIRELESS 2006 for the Enterprise Solutions - Location Based Services category.

•                                          Received Frost & Sullivan’s 2006 Customer Value Enhancement Award for developing the @Road AppSmart on-demand technology and service delivery platform. The Award recognizes the company that is best positioned to expand its customer base, while maintaining its existing installed base, through more innovative value creation and enhancement strategies than competing vendors.

•                                          Recognized by Frost & Sullivan as a “Player to Watch in 2006” in the leading market research and consulting firm’s just released U.S. Next Generation Mobile Resource Management study.

•                                          Ranked fourth on the Forbes Magazine Midas List of the 25 Fastest-Growing Technology Companies. This year’s ranking for @Road is based on a 122% five-year sales growth rate and marks the second year in a row that @Road has ranked on the Forbes list.

•                                          For the fifth consecutive year, @Road earned a place on the Deloitte Technology Fast 500 list. @Road also ranked 23 on the Silicon Valley Technology Fast 50, which is a ranking of the 50 fastest growing technology companies in Silicon Valley.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, October 26, commencing at 2:00 p.m. Pacific Time, to discuss the third quarter financial results. Participating in the call will be @Road President and CEO Krish Panu and CFO Mike Martini. All interested parties may listen by dialing 888-481-7939 or 617-847-8707, pass code 42874947, or by tuning into the webcast at www.road.com.

Non-GAAP Measures

To supplement @Road’s consolidated financial statements presented in accordance with GAAP, @Road provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP earnings before tax and non-GAAP earnings before tax per diluted share.

@Road’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of @Road’s current financial performance and provide further information for comparative purposes due to the adoption of the new accounting standard FAS 123(R) during the first quarter of 2006.

Specifically, @Road believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, @Road believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included below in this press release.

About @Road

@Road, Inc. is a leading global provider of solutions designed to automate the management of mobile resources and to optimize the service delivery process for customers across a variety of industries. @Road delivers Mobile Resource Management solutions in three key areas: Field Force Management, Field Service Management and Field Asset Management. By providing real-time Mobile Resource Management infrastructure integrating wireless communications, location-based technologies, transaction processing and the Internet, @Road solutions are designed to provide a secure, scalable, upgradeable, enterprise-class platform, and are offered in on-demand software delivery, on-premise or hybrid environments that can seamlessly connect mobile workers in the field to real-time corporate data. @Road is headquartered in Fremont, Calif., and has a global presence with offices in North America, Europe and Asia. For more information on @Road solutions, visit www.road.com.

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Numerous factors, risks and uncertainties affect @Road’s operating results and could cause actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, @Road, and there can be no assurance that future results will meet expectations, estimates or projections. These factors, risks and uncertainties include, but are not limited to, @Road historical and future operating results and profitability; the risk that demand for MRM solutions will not grow or will grow slower than anticipated; the ability of customers to improve operations as a result of using @Road solutions; the market acceptance of new @Road solutions such as AppSmart, DCM and other solutions mentioned in this press release; the ability of

@Road to develop new solutions to meet market demand and deployment commitments; the ability of @Road and its alliances to market, sell and support @Road solutions; performance of @Road and its alliances, such as Telstra, Eaton, and LogicaCMG in accordance with the terms of their respective agreements; the ability of @Road to protect its intellectual property and enforce its intellectual property rights; the size and timing of purchasing and implementation decisions by BellSouth, Telstra, E.ON UK, The ServiceMaster Company and other prospects and customers; competition; the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others; and general economic and political conditions. @Road cautions the reader that the planned appearances of @Road personnel, time and/or manner of the live teleconference, webcast and replays may change for administrative or other reasons outside @Road’s control. Further information regarding these and other risks is included in the @Road Annual Report on Form 10-K/A for the year ended December 31, 2005, the @Road Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006, the @Road Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in @Road’s other filings with the Securities and Exchange Commission.

@Road, the @Road logo, AppSmart, Taskforce and GeoManager are registered trademarks, trademarks or service marks of @Road, Inc. or its subsidiaries. All other marks used herein are the properties of their respective owners.

Contact:

Michael Martini	David J. Lebedeff
Chief Financial Officer	Vice President Investor Relations
@Road	@Road
510-870-1099	510-870-1317
mmartini@road-inc.com	dlebedeff@road-inc.com

or

Bob Stern
@Road Media Relations
510-870-1360
bstern@road-inc.com

@Road, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data) (unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$17,015	$25,773
Short-term investments	77,458	77,643
Accounts receivable, net	16,950	12,475
Inventories	17,146	6,087
Deferred product costs	16,512	16,187
Deferred tax assets	1,178	1,448
Prepaid expenses and other	1,740	2,566
Total current assets	147,999	142,179
Property and equipment, net	7,673	6,195
Deferred product costs	24,930	16,995
Deferred tax assets	41,000	39,843
Goodwill	13,341	13,341
Intangible assets, net	24,303	27,333
Other non-current assets	737	400
Total assets	$259,983	$246,286

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,744	$6,653
Accrued liabilities	8,975	8,751
Derivative instrument	6,899	1,457
Deferred revenue and customer deposits	20,379	15,495
Total current liabilities	46,997	32,356
Deferred revenue	22,813	17,333
Deferred tax liabilities	—	323
Derivative instrument	—	1,457
Other long-term liabilities	395	461
Total liabilities	70,205	51,930

Commitments and contingencies

Preferred stock, $0.001 par value, 10,000 shares authorized, 98 shares designated as redeemable preferred stock, shares issued and outstanding: 77 at September 30, 2006 and December 31, 2005	8,556	8,184

Stockholders’ equity:
Common stock, $0.0001 par value, 250,000 shares authorized, shares issued and outstanding: 61,670 at September 30, 2006 and 61,154 at December 31, 2005	270,051	265,347
Note receivable from stockholder	(4)	(7)
Accumulated other comprehensive loss	(23)	(78)
Accumulated deficit	(88,802)	(79,090)
Total stockholders’ equity	181,222	186,172
Total liabilities, redeemable preferred stock and stockholders’ equity	$259,983	$246,286

@Road, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Hosted	$21,201	$18,965	$61,806	$58,140
Licensed	3,954	6,004	11,295	7,447
Total revenues	25,155	24,969	73,101	65,587

Costs and expenses:
Cost of hosted revenue (excluding intangibles amortization included below)	11,369	10,238	33,716	28,989
Cost of licensed revenue (excluding intangibles amortization included below)	1,205	1,481	3,562	3,654
Intangibles amortization	1,010	1,010	3,030	2,477
Sales and marketing	5,359	5,496	16,783	15,975
Research and development	3,922	3,487	11,801	9,911
General and administrative	4,498	4,724	14,468	13,113
In-process research and development	—	—	—	5,640
Total costs and expenses	27,363	26,436	83,360	79,759

(Loss) income from operations	(2,208)	(1,467)	(10,259)	(14,172)
Other (expense) income, net:
Interest income, net	1,204	781	3,317	2,128
Change in derivative instrument liability	(2,969)	4,845	(3,985)	772
Other income (expense), net	339	17	317	(135)
Total other (expense) income, net	(1,426)	5,643	(351)	2,765
Net (loss) income before tax	(3,634)	4,176	(10,610)	(11,407)
Benefit from income taxes	164	33,822	898	37,017

Net (loss) income	(3,470)	37,998	(9,712)	25,610
Preferred stock dividends	(127)	(124)	(377)	(305)

Net (loss) income attributable to common stockholders	$(3,597)	$37,874	$(10,089)	$25,305

Net (loss) income per share:
Basic	$(0.06)	$0.62	$(0.16)	$0.42

Diluted	$(0.06)	$0.61	$(0.16)	$0.41

Shares used in calculating net (loss) income per share:
Basic	61,721	60,740	61,484	59,571

Diluted	61,721	62,133	61,484	60,994

@Road, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data) (unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2006
Net loss attributable to common stockholders	$(3,597)	$(10,089)
Adjustments:
Stock-based compensation	1,039	3,163
Intangibles amortization	1,010	3,030
Change in value of derivative instrument liability	2,969	3,985
Benefit from income taxes	(164)	(898)
Depreciation expense	826	2,437
Total adjustments	5,680	11,717
Non-GAAP earnings before tax	$2,083	$1,628

Non-GAAP earnings before tax per diluted share	0.03	0.03

Shares used in calculating non-GAAP earnings before tax per diluted share:	63,276	63,222